Exhibit 21.1

Subsidiaries of the registrant

Direct and Indirect Subsidiaries	Jurisdiction of Organization	Ownership

Sohu.com Limited	Cayman Islands	100%

Sohu.com (Hong Kong) Ltd.	Hong Kong	100%

Beijing Sohu Interactive Software Co., Ltd.	People’s Republic of China	100%

Beijing Sohu New Era Information Technology Co., Ltd.	People’s Republic of China	100%

Beijing Sohu New Momentum Information Technology Co., Ltd.	People’s Republic of China	100%

Beijing Sohu New Media Information Technology Co., Ltd.	People’s Republic of China	100%

Beijing Fire Fox Digital Technology Co., Ltd.	People’s Republic of China	100%

Beijing Sohu Software Technology Co., Ltd.	People’s Republic of China	100%

Beijing Focus Time Advertising Media Co., Ltd.	People’s Republic of China	60%

Go2Map Inc.	Cayman Islands	100%

Go2Map Software (Beijing) Co., Ltd.	People’s Republic of China	100%

Fox Video Investment Holding Limited	Cayman Islands	100%

Fox Video Limited	Cayman Islands	100%

Fox Video (HK) Limited	Hong Kong	100%

Fox Information Technology (Tianjin) Limited	People’s Republic of China	100%

Sohu.com (Search) Limited	Cayman Islands	100%

Sogou Inc.	Cayman Islands	73%

Sogou (BVI) Limited	British Virgin Islands	73%

Sogou Hong Kong Limited	Hong Kong	73%

Beijing Sogou Technology Development Co., Ltd.	People’s Republic of China	73%

Vast Creation Advertising Media Services Limited	Hong Kong	73%

Beijing Sogou Network Technology Co., Ltd	People’s Republic of China	73%

All Honest International Limited	British Virgin Islands	100%

Sohu.com (Game) Limited	Cayman Islands	100%

Changyou.com Limited	Cayman Islands	68%

Changyou.com (HK) Limited	Hong Kong	68%

Changyou.com Webgames (HK) Limited	Hong Kong	68%

7road.com Limited	Cayman Islands	49%

7road.com HK limited	Hong Kong	49%

Shenzhen 7Road Network Technologies Co., Ltd	People’s Republic of China	49%

Beijing AmazGame Age Internet Technology Co., Ltd.	People’s Republic of China	68%

Beijing Yang Fan Jing He Information Consulting Co., Ltd.	People’s Republic of China	68%

Shanghai Jingmao Culture Communication Co., Ltd.	People’s Republic of China	68%

Shanghai Hejin Data Consulting Co., Ltd.	People’s Republic of China	68%

Beijing Jingmao Film & Culture Communication Co., Ltd.	People’s Republic of China	68%

Beijing Changyou Gamespace Software Technology Co., Ltd.	People’s Republic of China	68%

F-80

Changyou.com (UK) Company Limited	United Kingdom	68%

Changyou.com India Private Limited	India	68%

CHANGYOU BİLİŞİM HİZMETLERİ TİCARET LİMİTED ŞİRKETİ	Turkey	68%

Changyou.com Gamepower (HK) Limited	Hong Kong	68%

Changyou.com Korea Limited	Korea	68%

Changyou.com (US) Inc.	United States	68%

Changyou My Sdn. Bhd	Malaysia	68%

ICE Entertainment (Hong Kong) Limited	Hong Kong	68%

ICE Information Technology(Shanghai) Co., Ltd.	People’s Republic of China	68%

Kylie Enterprises Limited	British Virgin Islands	68%

F-81